    As filed with the Securities and Exchange Commission on November 25, 1998

                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------


                       AMERICAN RESIDENTIAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)


                 DELAWARE                                       76-0484996
     (State or other jurisdiction of                         (I.R.S. Employer
      incorporation or organization)                        Identification No.)

                                 POST OAK TOWER
                           5051 WESTHEIMER, SUITE 725
                            HOUSTON, TEXAS 77056-5604
          (Address of Principal Executive Offices, including Zip Code)

        AMERICAN RESIDENTIAL SERVICES, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                               JOHN D. HELD, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       AMERICAN RESIDENTIAL SERVICES, INC.
                                 POST OAK TOWER
                           5051 WESTHEIMER, SUITE 725
                            HOUSTON, TEXAS 77056-5604
                                 (713) 599-0100

 (Name, address and telephone number, including area code, of agent for service)


                      ------------------------------------


                                  With Copy to:


                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                              HOUSTON, TEXAS 77010
                                 (713) 651-5151
                          ATTENTION: CHARLES L. STRAUSS

                      ------------------------------------


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                         PROPOSED MAXIMUM            PROPOSED MAXIMUM
 TITLE OF SECURITIES TO          AMOUNT TO BE           OFFERING PRICE PER       AGGREGATE OFFERING PRICE         AMOUNT OF
      BE REGISTERED               REGISTERED                 SHARE(1)                      (1)                 REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,  $.001
par value per share, and
accompanying Rights to
Purchase Series A
Junior Participating
Preferred Stock                  350,000(2)                   $3.57                     $1,249,500                   $348
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a share of Common Stock quoted on the New York Stock Exchange on November 19, 1998.

(2) Includes an indeterminable number of shares of Common Stock and accompanying Rights issuable as a result of the anti-dilution provisions of the American Residential Services, Inc. Employee Stock Purchase Plan.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        Note: The document containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the Commission or its staff a copy or copies of all of the documents included in such file.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.         INCORPORATION OF DOCUMENTS BY REFERENCE.

                American Residential Services, Inc., a Delaware corporation (the "Company" or "Registrant"), incorporates by reference in this Registration Statement the following documents filed by it with the Commission:

                1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

                2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

                3. The Registrant's Current Reports on Form 8-K and 8-K/A filed May 27, 1998, June 26, 1998, July 24, 1998 and September 28, 1998;

                4. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1997;

                5. The description of the Registrant's common stock, $.001 par value per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed June 19, 1996, including any amendment or reports filed for the purpose of updating such description; and

                6. The description of the Rights to Purchase Series A Junior Participating Preferred Stock of the Company contained in the Company's Registration Statement on Form 8-A filed June 27, 1996.

                All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after November 25, 1998, and before the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered under this Registration Statement have been sold, or which deregisters all securities then remaining unsold, are incorporated by reference in, and constitute a part of, this Registration Statement from the date such documents are filed.

                The language in this Registration Statement modifies and supersedes the language in any previously filed document that is incorporated by reference in this Registration Statement. The language in any document that is filed after this Registration and that is incorporated by reference in this Registration Statement modifies and supersedes the language in this Registration Statement. However, such language constitutes a part of this Registration Statement only to the extent that it modifies and supersedes this Registration Statement.


ITEM 4.         DESCRIPTION OF SECURITIES.

                Not applicable.


ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL.

                Not applicable.


ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware General Corporation Law

                Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is, or is threatened to be made, a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Certificate of Incorporation

                The Restated Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Restated Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

Bylaws

                The Bylaws of the Company provide that the Company will indemnify and hold harmless any director or officer of the Company to the fullest extent permitted by applicable law, as in effect as of the date of the adoption of the Bylaws or to such greater extent as applicable law may thereafter permit, from and against all judgments, penalties, fines, amounts paid in settlement and expenses (including attorneys' fees) whatsoever arising out of any event or occurrence related to the fact that such person is or was a director or officer of the Company and further provide that the Company may, but is not required to, indemnify and hold harmless any employee or agent of the Company or a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise who is or was serving in such capacity at the written request of the Company; provided, however, that the Company is only required to indemnify persons serving as directors, officers, employees or agents of the Company for the expenses incurred in a proceeding if such person is a party to and is successful, on the merits or otherwise, in such proceeding, or if unsuccessful in the proceeding, but successful as to a matter in such proceeding the expenses attributable to such matter and provided further that the Company may, but is not required to, indemnify such persons who are serving as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the written request of the Company for the expenses incurred in a proceeding if such person is a party to and is successful, on the merits or otherwise, in such proceeding. The Bylaws further provide that, in the event of any threatened, or pending action, suit or proceeding in which any of the persons referred to above is a party or is involved and that may give rise to a right of indemnification under the Bylaws, following written request by such person, the Company will promptly pay to such person amounts to cover expenses reasonably incurred by such person in such proceeding in advance of its final disposition upon the receipt by the Company of (i) a written undertaking executed by or on behalf of such person providing that such person will repay the advance if it is ultimately determined that such person is not entitled to be indemnified by the Company as provided in the Bylaws and (ii) satisfactory evidence as to the amount of such expenses.

Indemnification Agreements

                The Company has entered into Indemnification Agreements with each of its directors and executive officers. The Indemnification Agreements generally are to the same effect as the Bylaw provisions described above.

Insurance

                The Company maintains liability insurance for the benefit of its directors and officers.


ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED.

                Not applicable.


ITEM 8.         EXHIBITS.

Exhibit No.           Description

    4.1*   -     Restated Certificate of Incorporation of the Company (Exhibit
                 3.1 to Form S-1 filed June 18, 1996, Reg. No. 333-06195).

    4.2*   -     Bylaws of the Company (Exhibit 3.2 to Form S-1 filed June 18,
                 1996, Reg. No. 333-06195).

    4.3*   -     Form of Certificate representing Common Stock (Exhibit 4.1 to
                 Form S-1 filed June 18, 1996, Reg. No. 333-06195).

    4.4*   -     Certificate of Designation of Series A Junior Participating
                 Preferred Stock (Exhibit 3.3 to Form S-1 filed June 18, 1996,
                 Reg. No. 333-06195).

    4.5*   -     Rights Agreement between the Company and ChaseMellon
                 Shareholder Services, L.L.C., including form of Rights
                 Certificate as Exhibit B thereto (Exhibit 4.4 to Form S-8 filed
                 October 2, 1996, Reg. No. 333-13299).

    4.6*   -     American Residential Services, Inc. 1996 Incentive Plan
                 (Exhibit 10.1 to Form S-1, Reg. No. 333-06195).

    4.7*   -     Amendment to American Residential Services, Inc. 1996 Incentive
                 Plan (Exhibit 10.2 to Form 10-K filed March 31, 1998, Reg. No.
                 001-11849).

    4.8*   -     American Residential Services, Inc. 1997 Employee Incentive
                 Plan (Exhibit 4.5 to Form S-8 filed January 26, 1198, Reg. No.
                 333-44913).

    4.9*   -     Amendment to American Residential Services, Inc. 1997 Employee
                 Incentive Plan (Exhibit 10.4 to Form 10-K filed March 31, 1998,
                 Reg. No. 001-11849).

    4.10   -     American Residential Services, Inc. Employee Stock Purchase
                 Plan.

    5.1    -     Opinion of John D. Held.

   23.1    -     Consent of Arthur Andersen LLP

   23.2    -     Consent of Watkins, Meegan, Drury & Company, L.L.C.

   23.3    -     Consent of John D. Held (included in Exhibit 5.1).

   24.1    -     Powers of Attorney (included on the signature pages hereof).

---------------

* Incorporated herein by reference as indicated.


ITEM 9.         UNDERTAKINGS.

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                Statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities

                         Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of November, 1998.

                       AMERICAN RESIDENTIAL SERVICES, INC.


                                        By:     /s/ Thomas N. Amonett
                                           -------------------------------------
                                                    Thomas N. Amonett
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Thomas N. Amonett, John D. Held and Harry
O. Nicodemus, IV, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                                    TITLE                                     DATE

     /s/ Thomas N. Amonett                      President, Chief Executive
------------------------------------------         Officer and Director
         Thomas N. Amonett                     (Principal Executive Officer)                   November 25, 1998


   /s/ Harry O. Nicodemus, IV                  Senior Vice President, Chief
------------------------------------------      Financial Officer and Chief
       Harry O. Nicodemus, IV                        Accounting Officer                        November 25, 1998


   /s/ Howard S. Hoover, Jr.                      Chairman of the Board                        November 25, 1998
------------------------------------------
       Howard S. Hoover, Jr.

   /s/ Robert J. Cruikshank                            Director                                November 25, 1998
------------------------------------------
       Robert J. Cruikshank


   /s/ Randall B. Hale                                 Director                                November 25, 1998
------------------------------------------
       Randall B. Hale


   /s/ Nolan Lehmann                                   Director                                November 25, 1998
------------------------------------------
       Nolan Lehmann





   /s/ Frank N. Menditch                               Director                                November 25, 1998
------------------------------------------
       Frank N. Menditch


   /s/ Elliot Sokolow                                  Director                                November 25, 1998
------------------------------------------
       Elliot Sokolow


   /s/ Don D. Jordan                                   Director                                November 25, 1998
------------------------------------------
       Don D. Jordan


   /s/ Bobby S. Shackouls                              Director                                November 25, 1998
------------------------------------------
       Bobby S. Shackouls

                                  EXHIBIT INDEX


Exhibit No.             Description
----------              -----------
    4.1*   -     Restated Certificate of Incorporation of the Company (Exhibit
                 3.1 to Form S-1 filed June 18, 1996, Reg. No. 333-06195).

    4.2*   -     Bylaws of the Company (Exhibit 3.2 to Form S-1 filed June 18,
                 1996, Reg. No. 333-06195).

    4.3*   -     Form of Certificate representing Common Stock (Exhibit 4.1 to
                 Form S-1 filed June 18, 1996, Reg. No. 333-06195).

    4.4*   -     Certificate of Designation of Series A Junior Participating
                 Preferred Stock (Exhibit 3.3 to Form S-1 filed June 18, 1996,
                 Reg. No. 333-06195).

    4.5*   -     Rights Agreement between the Company and ChaseMellon
                 Shareholder Services, L.L.C., including form of Rights
                 Certificate as Exhibit B thereto (Exhibit 4.4 to Form S-8 filed
                 October 2, 1996, Reg. No. 333-13299).

    4.6*   -     American Residential Services, Inc. 1996 Incentive Plan
                 (Exhibit 10.1 to Form S-1, Reg. No. 333-06195).

    4.7*   -     Amendment to American Residential Services, Inc. 1996 Incentive
                 Plan (Exhibit 10.2 to Form 10-K filed March 31, 1998, Reg. No.
                 001-11849).

    4.8*   -     American Residential Services, Inc. 1997 Employee Incentive
                 Plan (Exhibit 4.5 to Form S-8 filed January 26, 1198, Reg. No.
                 333-44913).

    4.9*   -     Amendment to American Residential Services, Inc. 1997 Employee
                 Incentive Plan (Exhibit 10.4 to Form 10-K filed March 31, 1998,
                 Reg. No. 001-11849).

    4.10   -     American Residential Services, Inc. Employee Stock Purchase
                 Plan.

    5.1    -     Opinion of John D. Held.

   23.1    -     Consent of Arthur Andersen LLP

   23.2    -     Consent of Watkins, Meegan, Drury & Company, L.L.C.

   23.3    -     Consent of John D. Held (included in Exhibit 5.1).

   24.1    -     Powers of Attorney (included on the signature pages hereof).

---------------

* Incorporated herein by reference as indicated.